                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SUPERIOR TELECOM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             SUPERIOR TELECOM INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

April 20, 1999

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Superior TeleCom Inc. (the "Company"), a Delaware corporation, to be held on Wednesday, May 26, 1999 at 10:00 a.m., local time, at The Essex House, 2(nd) Floor, 160 Central Park South, New York, New York.

At this meeting, you will be asked to consider and vote upon the election of the five directors of the Company and the ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants.

YOUR VOTE IS IMPORTANT. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and cordially invites you to attend the meeting in person. It is important in any event that your shares be represented and we ask that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

We sincerely thank you for your support.

Very truly yours,

Steven S. Elbaum
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

                             SUPERIOR TELECOM INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999

To the Stockholders of Superior TeleCom Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Superior TeleCom Inc. (the "Company"), a Delaware corporation, will be held on May 26, 1999 at 10:00 a.m., local time, at The Essex House, 2(nd) Floor, 160 Central Park South, New York, New York for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy Statement:

    1.  To elect five directors of the Company;

    2. To ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 5, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,
Stewart H. Wahrsager
SECRETARY

April 20, 1999

         YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE ENCLOSED (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) SO THAT YOUR VOTE CAN BE RECORDED.

                             SUPERIOR TELECOM INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999

    This Proxy Statement is being furnished to the stockholders of Superior TeleCom Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Company for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on May 26, 1999 at The Essex House, 2(nd) Floor, 160 Central Park South, New York, New York and at any and all adjournments or postponements thereof.

    The stockholders of record at the close of business on April 5, 1999 will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. As of April 5, 1999, there were issued and outstanding 20,061,747 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities outstanding. Each stockholder of record will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. A majority of all the outstanding shares of Common Stock constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

    Stockholders may revoke the authority granted by their executed proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company (who will not be specifically compensated for such services). The Company may also enlist the aid of brokerage houses or the Company's transfer agent in soliciting proxies, and the Company will reimburse them for their reasonable expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about April 20, 1999.

    Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them in favor of the five nominees named herein for election as directors and in favor of the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company. The Board of Directors does not know of any other matters which may be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

    If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company. Abstentions from voting on a proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on a proposal.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

    The following table contains information as of April 5, 1999 regarding the number of shares of Common Stock beneficially owned by (i) each person known to the Company to have beneficial ownership of more than five percent thereof, (ii) each director of the Company, (iii) each executive officer of the Company and
(iv) all directors and executive officers as a group. The information contained herein is based on information provided by such beneficial holders to the Company.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

                                                                                            COMMON STOCK
                                                                                ------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                        NUMBER OF SHARES   PERCENT OF CLASS
------------------------------------------------------------------------------  -----------------  -----------------
The Alpine Group, Inc.........................................................        10,155,700            50.6%
Steven S. Elbaum..............................................................        10,416,116(2)          51.3
Justin F. Deedy, Jr...........................................................           120,171(3)             *
David S. Aldridge.............................................................            52,083(4)             *
Robert J. Levenson............................................................            35,500(5)             *
Charles Y.C. Tse..............................................................            22,656(6)             *
Eugene P. Connell.............................................................            21,093(6)             *
Bragi F. Schut................................................................            19,531(6)             *
Debra F. Minott...............................................................                 0               *
All directors and executive officers as a group...............................        10,687,150(7)          52.0

------------------------

*   Less than one percent

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Superior TeleCom Inc., 1790 Broadway, New York, New York 10019-1412.

(2) Includes 10,155,700 shares of Common Stock owned by The Alpine Group, Inc. ("Alpine"). Mr. Elbaum may be deemed to be the beneficial owner of such shares by virtue of his position as Chairman of the Board and Chief Executive Officer of Alpine and his beneficial ownership of 13.2% of the issued and outstanding common stock of Alpine. Also includes 260,416 shares of Common Stock issuable upon exercise of certain stock options.

(3) Includes 119,166 shares issuable upon exercise of certain stock options.

(4) Includes 52,083 shares issuable upon exercise of certain stock options.

(5) Includes (i) 156 shares held in the name of Mr. Levenson's wife as custodian for her minor son, as to which shares Mr. Levenson disclaims beneficial ownership, (ii) 1,563 shares held in joint name with Mr. Levenson's daughter, Sarah Levenson, as to which shares Mr. Levenson disclaims beneficial ownership, and (iii) 19,531 shares issuable upon exercise of certain stock options.

(6) Includes 19,531 shares issuable upon exercise of certain stock options.

(7) Includes (i) 10,155,700 shares of Common Stock owned by Alpine, (ii) 509,789 shares issuable upon exercise of certain stock options and (iii) 1,719 shares as to which the officers and directors disclaim beneficial ownership.

                       PROPOSAL I: ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of five directors, all with terms expiring at each annual meeting of stockholders. Each of the five current directors, Steven S. Elbaum, Eugene P. Connell, Robert J. Levenson, Bragi F. Schut and Charles Y.C. Tse, has been nominated for reelection with terms to expire at the next annual meeting of stockholders.

    It is the intention of each of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of each of the five nominees. In case any of the nominees is unable or declines to serve, such persons named in the accompanying form of proxy reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board in his stead or, if no other person is nominated, to vote such shares only for the remaining nominee(s). The Board has no reason to believe that any person named will be unable or will decline to serve.

INFORMATION WITH RESPECT TO NOMINEES

                                                      YEAR
                                                      FIRST
                                                     ELECTED
NAME                                      AGE       DIRECTOR      POSITION WITH THE COMPANY AND OTHER BUSINESS EXPERIENCE
------------------------------------      ---      -----------  -----------------------------------------------------------
Steven S. Elbaum....................          50         1996   Chairman of the Board of Directors and Chief Executive
                                                                Officer of the Company since 1996; President of the Company from 1996 to 1998; Chairman of the Board of Directors and
                                                                Chief Executive Officer of Alpine since 1984; Chairman of
                                                                the Board of Directors of Cables of Zion United Works,
                                                                Ltd., an Israeli-based, publicly traded wire and cable
                                                                manufacturer and the Company's 51%-owned subsidiary, and
                                                                PolyVision Corporation, an information display company that is 48%-owned by Alpine; a director of Interim Services,
                                                                Inc., a provider of value added staffing and health care
                                                                services, and Vestaur Securities, Inc., an investment
                                                                company.

Eugene P. Connell...................          60         1996   Chief Executive Officer of Golden Triangle On-Line, Inc.,
                                                                an internet provider, since November 1998. Former Chairman of Lynch Interactive Corporation, an owner and operator of independent telephone companies throughout the United
                                                                States. From January 1996 to June 1996, he served as Vice
                                                                President--Global Markets Integration of NYNEX Corporation.
                                                                From October 1992 to January 1996, he served as President,
                                                                Chief Executive Officer and Director of NYNEX CableComms
                                                                Group, a provider of telecommunications services and cable television in the United Kingdom.

Robert J. Levenson..................          57         1996   Executive Vice President and a director of First Data
                                                                Corp., a provider of transaction processing and information services, since May 1993. Director of Vestcom International
                                                                Inc., a consolidator and operator of companies that create, manage and distribute business critical documents, and
                                                                Emisphere Technologies, Inc., a drug delivery company.

                                                      YEAR
                                                      FIRST
                                                     ELECTED
NAME                                      AGE       DIRECTOR      POSITION WITH THE COMPANY AND OTHER BUSINESS EXPERIENCE
------------------------------------      ---      -----------  -----------------------------------------------------------
Bragi F. Schut......................          58         1996   Executive Vice President of Alpine since 1986; a director
                                                                of Alpine since 1983; and a director of Cables of Zion
                                                                United Works, Ltd. and PolyVision Corporation.

Charles Y.C. Tse....................          73         1996   Former Vice-Chairman and President of international
                                                                operations of Warner Lambert Company, a major
                                                                pharmaceutical and consumer products company.

BOARD AND COMMITTEE MEETINGS

    During the eight months ended December 31, 1998, the Board of Directors held three meetings. Each member of the Board attended at least 75% of the meetings of the Board and meetings of any committees of the Board on which he served that were held during the time he served.

    The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee.

    The present members of the Compensation Committee are Messrs. Connell, Elbaum and Levenson. The principal functions of the Compensation Committee are to administer the Company's Employee Stock Purchase Plan and other benefit plans and, on behalf of the Board of Directors, to review current and proposed employment arrangements with existing and prospective senior management employees and to review and determine matters pertaining to base and incentive compensation for the Chairman and Chief Executive Officer and other senior management employees. During the eight months ended December 31, 1998, the Compensation Committee did not hold any meetings.

    The present members of the Stock Option Committee are Messrs. Connell and Levenson. The principal functions of the Stock Option Committee are to review and approve grants of stock options and stock awards under, and generally to administer, the Company's 1996 Stock Option Plan and to address all issues that require decisions by directors who qualify as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and as non-employee directors under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During the eight months ended December 31, 1998, the Stock Option Committee did not hold any meetings.

    The present members of the Audit Committee are Messrs. Connell, Levenson and Tse. The Audit Committee's principal functions are to review the Company's annual and periodic financial statements, to examine and consider matters relating to the administration and audit of the Company's accounts and its financial affairs, to recommend the employment of outside auditors, to review and pass upon the transactions between the Company and Alpine, the Company's majority stockholder, and to meet with the Company's personnel as it deems appropriate to carry out its functions. The Audit Committee met once during the eight months ended December 31, 1998.

VOTE REQUIRED

    THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR THE FIVE NOMINEES LISTED ABOVE. Their election will require a plurality of the votes cast by the holders of Common Stock present in person or represented by proxy and entitled to vote.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    Set forth below is certain information regarding the executive officers of the Company, each of whom serves at the discretion of the Board of Directors.

NAME                                     AGE             POSITION WITH THE COMPANY AND OTHER BUSINESS EXPERIENCE
-----------------------------------      ---      ----------------------------------------------------------------------
Steven S. Elbaum...................          50   Chairman of the Board of Directors and Chief Executive Officer since
                                                  1996; President from 1996 to 1998; Chairman of the Board of Directors and Chief Executive Officer of Alpine since 1984.

Justin F. Deedy, Jr. ..............          43   Senior Vice President of the Company since July 1996 and President of the Company's wholly-owned subsidiary, Superior Telecommunications
                                                  Inc. ("STI"), since July 1993. A director of Cables of Zion United
                                                  Works, Ltd.

David S. Aldridge..................          44   Chief Financial Officer and Treasurer since 1996; Chief Financial
                                                  Officer of Alpine since November 1993 and Treasurer of Alpine since
                                                  January 1994. Prior to 1994, he was Chief Financial Officer of STI (or
                                                  its predecessor). A director of Cables of Zion United Works, Ltd.

Debra F. Minott....................          43   Senior Vice President and General Counsel since December 1998.
                                                  Appointed Senior Vice President of Essex International Inc. ("Essex"),
                                                  the Company's recently acquired wholly-owned subsidiary, in March 1997 and Vice President, General Counsel and Secretary of Essex in April
                                                  1995. Appointed Senior Vice President and General Counsel of Essex
                                                  Group, Inc., Essex's wholly-owned subsidiary, in October 1994 and
                                                  Secretary of Essex Group, Inc. in April 1995. From September 1983 to
                                                  October 1994, she held various legal positions at Eli Lilly & Company, a major pharmaceutical company.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to compensation earned by or paid to the Company's executive officers during the eight months ended December 31, 1998, the fiscal year ended April 30, 1998 and for the period commencing on October 2, 1996, the date on which Alpine contributed the capital stock of STI and DNE Systems Inc. to the Company (the "Reorganization"), to April 30, 1997. Prior to October 2, 1996, the Company had no material business activities other than those in connection with and in contemplation of the Reorganization and the initial public offering of the Common Stock on October 17, 1996 (the "Offering").

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION (1)
                                                   -------------------------------------------
                                          FISCAL                                  OTHER ANNUAL       OPTION
NAME AND PRINCIPAL POSITION                YEAR     SALARY         BONUS          COMPENSATION     SHARES (5)     OTHER
----------------------------------------  ------   --------    --------------     ------------    ------------   -------
Steven S. Elbaum........................   1998t   $121,154
  Chairman of the Board and                1998     175,000(2)
  Chief Executive Officer                  1997     102,000                                          390,625

Justin F. Deedy, Jr. ...................   1998t   $157,034                         $31,200(4)        45,001     $ 4,632(6)
  Senior Vice President of the             1998     235,000       $   187,000(3)     74,723(4)                    33,742(6)
  Company and President of                 1997     104,000(2)        234,000(3)     33,250(4)       156,250       2,520
  Superior Telecommunications Inc.

David S. Aldridge (7)...................   1998t
  Chief Financial Officer                  1998
                                           1997                                                       78,125

Debra F. Minott (8).....................   1998t
  Senior Vice President and                1998
  General Counsel                          1997

------------------------

t   Denotes the eight-month period ended December 31, 1998.

(1) The aggregate dollar value of all perquisites and other personal benefits, securities or property earned by or paid to any of the named individuals did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus set forth for such individual during the applicable period.

(2) Messrs. Elbaum and Deedy's salaries reflect amounts received for the period from October 2, 1996 (I.E., the date of the Reorganization and the commencement of the Company's business activities) through April 30, 1997. In Mr. Deedy's case, the amount does not include $42,000 in salary paid to Mr. Deedy by STI for the period from July 17, 1996 (the date of the Company's organization) through October 2, 1996.

(3) Annual cash incentive bonus payment awarded to Mr. Deedy in respect of each of fiscal 1998 and 1997, including a discretionary cash bonus awarded in respect of each of such years.

(4) Payments pursuant to Mr. Deedy's employment agreement for federal tax consequences upon vesting of certain restricted stock grants.

(5) Options granted under the 1996 Stock Option Plan. Gives effect to a 25% stock dividend on the Common Stock which was paid on February 2, 1998 and a 25% stock dividend on the Common Stock which was paid on February 3, 1999.

(6) Includes matching contribution under STI's defined contribution plan.

(7) Mr. Aldridge acts as Chief Financial Officer of the Company. However, he is employed by the Company's majority stockholder, Alpine. Alpine is reimbursed by the Company for his services through a services agreement as described under "Certain Transactions."

(8) Ms. Minott, employed by the Company in December 1998, did not receive any compensation from the Company during the above periods.

                   STOCK OPTION GRANTS IN TRANSITIONAL PERIOD
                            ENDED DECEMBER 31, 1998

    The following table presents information with respect to executive officers who were granted stock options during the eight months ended December 31, 1998.

                                                                                                           POTENTIAL REALIZABLE
                                                                                                         VALUE (AT ASSUMED ANNUAL
                                          NUMBER OF      PERCENT OF TOTAL                                  RATES OF STOCK PRICE
                                         SECURITIES     OPTIONS GRANTED TO                               APPRECIATION FOR OPTION
                                         UNDERLYING        EMPLOYEES IN         EXERCISE                          TERM)
                                           OPTIONS         TRANSITIONAL           PRICE     EXPIRATION   ------------------------
NAME                                       GRANTED            PERIOD             ($/SH)        DATE          5%          10%
---------------------------------------  -----------  -----------------------  -----------  -----------  ----------  ------------
Justin F. Deedy, Jr....................      45,001                7.2%         $   30.40       6/1/08   $  860,347  $  2,180,288

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table presents information for the individuals named above as to the exercise of stock options during the eight months ended December 31, 1998 and the number of shares underlying, and the value of, unexercised options outstanding at December 31, 1998:

                                             EXERCISES DURING
                                         THE TRANSITIONAL PERIOD         NUMBER OF SHARES
                                        --------------------------          UNDERLYING             VALUE OF UNEXERCISED
                                         NUMBER OF                     UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS (1)
                                          SHARES         VALUE      --------------------------  ---------------------------
NAME                                     ACQUIRED      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------------------  -----------  -------------  -----------  -------------  ------------  -------------
Steven S. Elbaum......................          --            --       260,416        130,209   $  7,177,065   $ 3,588,560
Justin F. Deedy, Jr...................          --            --       119,166         82,085      2,981,815     1,657,442
David S. Aldridge.....................          --            --        52,083         26,042      1,435,407       717,718

------------------------

(1) Based on the closing price of $37.80 of the Common Stock on December 31, 1998, as adjusted to reflect the 25% stock dividend on the Common Stock which was paid on February 3, 1999.

COMPENSATION OF DIRECTORS

    Effective January 1, 1999, the Company increased the annual retainer to $20,000 from $15,000 for directors who are not employees of the Company or otherwise compensated by the Company, together with expenses of attendance. The Company also increased to $1,500 from $1,000 the amount a non-employee director will receive for each meeting of the Board or of a committee of the Board attended.

    In addition to increasing the annual retainer and per committee meeting fees, effective January 1, 1999, the Board adopted the Superior TeleCom Inc. Stock Compensation Plan for Non-Employee Directors (the "Stock Compensation Plan"). Under the Stock Compensation Plan, non-employee directors of the Company will automatically receive 50% of the annual retainer in either restricted stock or stock options, as elected by the non-employee director. Each non-employee director may also elect to receive all or a portion of the remaining amount of the annual retainer, in excess of 50% of the annual retainer, and meeting fees in the form of restricted stock or stock options instead of in cash.

    Restricted stock and stock options that are attributable to the annual retainer will be granted as of the first business day of each quarter of the Company's fiscal year. Restricted stock and stock options that are attributable to meeting fees will be granted as of the date of the meeting of the Board and/or the committee of the Board with respect to which such grants relate. Shares to be issued under the Stock Compensation Plan will be made available only from issued shares of Common Stock reacquired by the Company and held in treasury until such time as the Stock Compensation Plan may be approved by the stockholders of the Company.

    The number of shares of restricted stock to be granted will be determined by dividing

    (1) the amount of the annual retainer or meeting fees that a non-employee director elected to receive in restricted stock, by

    (2) the lesser of

       (a) 100% of the fair market value of the Common Stock on the first business day of the Company's fiscal year and

       (b) 100% of the fair market value of the Common Stock at the time of grant.

    The number of stock options will be determined by dividing

    (1) the amount of the annual retainer or meeting fees that a non-employee director elected to receive in stock options, by

    (2) the value of a stock option on the date of grant as determined by the Board, based on the purchase price per share of the Common Stock, a Black-Scholes option pricing model and such other factors as the Board deems appropriate.

    Stock options granted under the Stock Compensation Plan will have a purchase price equal to the lesser of:

    (1) 100% of the fair market value of the Common Stock on the first business day of the Company's fiscal year; and

    (2) 100% of the fair market value of the Common Stock on the date of grant.

Each stock option granted under the Stock Compensation Plan will expire on the tenth anniversary of the date of grant.

    Awards of restricted stock and stock options under the Stock Compensation Plan will vest upon the earliest of the following to occur:

    (1) the third anniversary of the date of grant;

    (2) a non-employee director's death; and

    (3) upon a change in control, as defined in the Stock Compensation Plan.

The Stock Compensation Plan is administered and interpreted by the Board.

    On October 10, 1998, each non-employee director received an option to purchase 11,719 split-adjusted shares of Common Stock under the Company's 1996 Stock Option Plan as compensation for his services as a director. The exercise price of such option is equal to the fair market value of the Common Stock at the time of grant. Such options will vest in three equal annual installments (or upon a "change in control" of the Company, as defined in the plan), may be exercised only after a director has served in such capacity for at least one year and expire on the tenth anniversary of the date of grant. Non-employee directors of the Company will continue to receive annual nondiscretionary grants of nonqualified stock options under the Company's 1996 Stock Option Plan.

EMPLOYMENT AGREEMENTS

    The Company has an employment agreement pursuant to which Mr. Elbaum serves as Chairman of the Board and Chief Executive Officer of the Company at an annual base salary of $175,000, as adjusted annually for increases in the Consumer Price Index, and an annual bonus payable at the discretion of the Board of Directors. The agreement with Mr. Elbaum also provides that Mr. Elbaum will serve on the Board of Directors of the Company and provides for certain other benefits, including medical, dental and other insurance benefits.

    Mr. Elbaum's employment agreement is for a term ending upon the occurrence of any of the following events: (i) notification by Mr. Elbaum or the Company to the other that he or it desires to terminate the employment agreement; (ii) the death or disability of Mr. Elbaum; (iii) termination by the Company for "cause"; or (iv) termination by Mr. Elbaum for "good reason." Generally, if Mr. Elbaum terminates his employment for good reason, or the Company terminates his employment without cause, Mr. Elbaum is entitled to receive a severance payment equal to one and one-half to two times his annual salary and bonus for the prior year. In the event of termination of employment under other circumstances, including a "change in control" of the Company (which is defined as (i) the acquisition by a person or entity of 20% of the Company's voting securities,
(ii) the occurrence of circumstances such that individuals who constituted the Company's Board of Directors as of October 17, 1996 no longer constitute a majority of the Company's Board of Directors, (iii) a transaction involving the sale of all or substantially all of the Company's assets, (iv) certain other business combinations or (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company), Mr. Elbaum is entitled to certain benefits described in the employment agreement.

    The Company has assumed the obligations of its wholly-owned subsidiary, STI, under an employment agreement with Mr. Deedy providing for his employment as President of STI at an annual base salary of $235,000, as adjusted annually for increases in the Consumer Price Index, plus an annual performance-based bonus. The agreement may be terminated by either party on notice, for cause by STI or upon the occurrence of certain other events. The agreement contains certain provisions relating to compensation upon his termination, including termination following a change in control. In addition, the agreement provides for certain other benefits, including medical, dental and other insurance benefits.

    During the eight months ended December 31, 1998, Mr. Deedy participated in Alpine's Senior Executive Retirement Plan ("SERP"). The SERP is an unfunded defined benefit plan. Under the SERP, Mr. Deedy will be entitled to an annual retirement benefit upon reaching age 65 equal to 2.5% times his years of credited service (up to a maximum of 20 years), multiplied by his highest average cash compensation during any three consecutive years during the final five years of his employment, less primary social security benefits and certain other retirement benefits paid by Alpine, the Company and certain other employers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Connell, Elbaum and Levenson served on the Compensation Committee during the eight months ended December 31, 1998. There were no Compensation Committee interlocks during such transitional period.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Compensation Committee is made up of Mr. Elbaum and two independent directors who are neither officers nor employees of the Company, its subsidiaries or Alpine. The principal functions of the Compensation Committee are to administer the Company's Employee Stock Purchase Plan and other benefit plans and, on behalf of the Board of Directors, to review current and proposed employment arrangements with existing and prospective senior management employees and to review and determine matters pertaining to base and incentive compensation for the Chairman and Chief Executive Officer and other senior management employees. As of June 1, 1998, the Board of Directors created a Stock Option Committee consisting of two independent directors to administer the Company's 1996 Stock Option Plan and to address all issues that require decisions by directors who qualify as outside directors under Section 162(m) of the Code and as non-employee directors under Section 16(b) of the Exchange Act. The principal functions of the Stock Option Committee are to review and approve grants of stock options and stock awards under, and generally to administer, the Company's 1996 Stock Option Plan (functions that had been previously performed by an Incentive Compensation Subcommittee).

EXECUTIVE COMPENSATION POLICY

    Because the Company is a holding company the operating subsidiaries of which are largely responsible for compensation decisions for such entities and because Alpine, through the services agreement described under the caption "Certain Transactions" below, provides executive services to the Company through that arrangement, the Compensation Committee's responsibilities during the eight-month period ended December 31, 1998 principally included the compensation paid to the Chairman and Chief Executive Officer of the Company and the President of STI under their respective employment agreements and general oversight of the Company's executive compensation philosophy. The following is a general framework within which the Compensation Committee operates.

    COMPENSATION COMMITTEE PHILOSOPHY

    The general philosophy of the Compensation Committee is to link overall executive compensation with the performance of the Company and the individual executive. The focus is on both annual and long-term incentives. By providing a combination of incentives to the key employees of the Company, upon whose efforts and commitment depend the continued success and growth of the Company, the Committee intends not only to reward those efforts, but to provide a means by which those employees can share in the growth of the Company.

    The executive compensation policy is designed to attract and retain highly qualified executive officers, to reinforce strategic performance objectives through the use of incentive compensation programs, and to create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic business planning and implementation. Total compensation is intended to be competitive with that paid to qualified executives of companies which, like the Company, have a strong entrepreneurial business approach.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    During the eight months ended December 31, 1998, the Chairman and Chief Executive Officer of the Company received a base salary in accordance with his employment agreement, which agreement was approved by the Board of Directors of the Company prior to the consummation of the Offering. The terms of this agreement are discussed in detail above under the caption "Employment Agreements."

    In reviewing the total compensation paid to Mr. Elbaum for the eight months ended December 31, 1998, the Compensation Committee (other than Mr. Elbaum) considered the fact that Mr. Elbaum had significant responsibilities as an executive officer of Alpine, the majority stockholder of the Company, and Alpine's other subsidiaries. Although Mr. Elbaum devoted a certain amount of time to matters related to these other enterprises, the Committee believes his total compensation from the Company for the eight months ended December 31, 1998 was appropriate and reasonable. This judgment is based on the Committee's conclusion that Mr. Elbaum has fully and effectively discharged the responsibilities of his position with the Company to the Company's substantial benefit. Moreover, the Committee believes that Mr. Elbaum's strong leadership, guidance and direction as Chairman and Chief Executive Officer during the eight months ended December 31, 1998 have contributed to the Company's success during such period. In reviewing the appropriateness of the compensation of the Chairman and Chief Executive Officer, the Compensation Committee considered (i) data from outside studies and proxy materials regarding compensation of chief executive officers at certain comparable companies and (ii) the input of other directors regarding the performance of the Chairman and Chief Executive Officer.

    Overall, the Compensation Committee believes that the Chairman and Chief Executive Officer is being appropriately compensated in a manner that is consistent with the long-term interests of stockholders.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION DEDUCTIBILITY

    The Company's policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

    The foregoing report is submitted by members of the Compensation Committee.

                                          Robert J. Levenson, CHAIRMAN
                                          Eugene P. Connell
                                          Steven S. Elbaum

PERFORMANCE GRAPH

    The following graph compares the monthly percentage change in the cumulative total stockholder return on the Common Stock for the period since the date (October 11, 1996) of the registration of the Common Stock under Section 12 of the Exchange Act with the cumulative total return (assuming reinvestment of dividends) of (i) the Russell 2000 Index and (ii) a peer group of companies engaged in the same line of business as the Company. The returns of each of the peer group of companies are weighted on a market capitalization basis at the time of each registered data point. The peer group includes the following companies: AFC Cable Systems, Inc.; Belden, Inc.; Cable Design Technologies Corp.; Commscope, Inc.; Encore Wire Corp.; General Cable Corporation; and Essex International Inc.

                    COMPARISON OF 26 MONTH CUMULATIVE TOTAL
                        RETURN OF SUPERIOR TELECOM INC.,
                       RUSSELL 2000 INDEX AND PEER GROUP*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS       SUPERIOR TELECOM INC.       PEER GROUP      RUSSELL 2000
10/11/96                             100              100              100
10/96                                 89               88              100
1/97                                 120              112              109
4/97                                 108               87              102
7/97                                 151              136              124
10/97                                171              133              130
1/98                                 198              144              129
4/98                                 265              163              145
6/98                                 261              134              140
9/98                                 304               84              112
12/98                                297              122              130

* $100 INVESTED ON 10/11/96 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

CERTAIN TRANSACTIONS

    On October 2, 1996 and in connection with the Reorganization, the Company entered into an agreement (as amended and extended to date, the "Services Agreement") with Alpine. Pursuant to the Services Agreement, Alpine provides certain financial, audit and accounting, corporate finance and strategic planning, legal, treasury, insurance and administrative services to the Company for a per annum fee of $2.7 million, in addition to reimbursement of incidental costs and expenses incurred in connection with Alpine's provision of such services. Such annual fee has been approved by the Company's Audit Committee and is estimated to reflect commercially reasonable costs for the services provided.

    In connection with the Company's acquisition of Essex and the related financing, Alpine provided extensive consulting, financial advisory and other services to the Company. These services included active assistance in originating, structuring and negotiating these transactions. In addition, Alpine agreed to support these transactions, including the issuance of 8 1/2% trust convertible preferred securities of Superior Trust I, a Delaware statutory business trust in which the Company owns all the common equity interests, which are convertible into Common Stock. In consideration of such services and support, the Company paid Alpine a fee of $10 million following completion of the Company's tender offer for approximately 81% of Essex's common stock. The amount of the fee and the terms of its payment were reviewed and approved by each of the Company's Board of Directors and the Company's Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of the reports and representations furnished to the Company during the eight months ended December 31, 1998, the Company believes that each of the persons required to file reports under Section 16(a) of the Exchange Act is in compliance with all applicable filing requirements.

        PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the books and records of the Company for the current fiscal year. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at the meeting, voting as a single class, will be required to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.

    Representatives of Arthur Andersen LLP are expected to be available at the meeting of stockholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

                                 OTHER MATTERS

    The Company's Board of Directors does not know of any other matters that may be brought before the meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                 MISCELLANEOUS

    It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by December 31, 1999 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

                                          By Order of the Board of Directors,
                                          Stewart H. Wahrsager
                                          SECRETARY

New York, New York
April 20, 1999

                             SUPERIOR TELECOM INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Steven S. Elbaum, Bragi F. Schut and Stewart
H. Wahrsager, and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent, and to vote, as designated below, all of the shares of Common Stock of Superior TeleCom Inc. held of record by the undersigned on April 5, 1999 at the Annual Meeting of Stockholders to be held on May 26, 1999 or any adjournments or postponements thereof.

1.  ELECTION OF FIVE DIRECTORS

    Nominees: Steven S. Elbaum, Eugene P. Connell, Robert J. Levenson, Bragi F. Schut and Charles Y.C. Tse

   STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE. ANY PROXY EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

    / / GRANT authority to vote for the five nominees / / WITHHOLD authority to vote for the five nominees

2. Ratification of the appointment of Arthur Andersen LLP as the independent certified public accountants of Superior TeleCom Inc.

             / / FOR             / / AGAINST             / / ABSTAIN

3. Authority to vote in their discretion on such other business as may properly come before the meeting

             / / FOR             / / AGAINST             / / ABSTAIN

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals named above.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE
                               ENCLOSED ENVELOPE

                                                                          Dated ------------------------------------------ ,
                                                                          1999

                                                                          ------------------------------------------------------
                                                                                               (Signature)

                                                                          ------------------------------------------------------
                                                                                       (Signature if held jointly)

                                                                          ------------------------------------------------------
                                                                                          (Title if applicable)
                                                                          Please sign exactly as name appears hereon. When
                                                                          shares are held by joint tenants, both should sign.
                                                                          When signing as attorney, executor, administrator,
                                                                          trustee or guardian, please give full title as such.
                                                                          If a corporation, please sign in full corporate name
                                                                          by president or other authorized officer. If a
                                                                          partnership, please sign in partnership name by
                                                                          authorized person.